UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.     Termination of a Material Definitive Agreement.

On February 27, 2018, NII Holdings, Inc. (“NII”) provided notice of its termination, effective immediately, of the Investment Agreement between NII and AINMT Holdings AB (“ice group”) and certain affiliates of NII and ice group that was entered into on June 5, 2017 (the “Investment Agreement”). The termination is pursuant to: (i) Section 3.6(i) of the Investment Agreement because ice group did not exercise its option to make a second investment by the option exercise date of November 15, 2017; and (ii) Section 3.6(a) because the second investment was not completed by the option termination date of January 31, 2018. The termination of the Investment Agreement occurred without penalty to NII or ice group.

The Investment Agreement provided for NII and ice group to partner in the ownership of NII’s Brazilian operating subsidiary, Nextel Telecomunicações Ltda. (“Nextel Brazil”) through an initial investment by ice group of $50 million for 30% ownership of Nextel Holdings S.à r.l. (the “Company”), which indirectly owns Nextel Brazil. This initial investment was completed on July 20, 2017. The Investment Agreement also granted ice group an option, exercisable on or before November 15, 2017, to invest an additional $150 million in the Company. If ice group had exercised the option, ice group’s total $200 million investment would have resulted in a 60% controlling stake in the Company. The Investment Agreement provided for, after ice group’s initial investment, NII to contribute proceeds arising from the release of escrowed funds from the sale of its operations in Mexico to the Company through a 115 Account, as defined in the Investment Agreement, without the issuance of additional Company shares to NII. NII does not believe that this requirement survives the termination of the Investment Agreement and intends for all future contributions by NII to the Company to be made through capital contributions with additional Company shares being issued to NII. ice group has notified NII that it believes future escrow proceeds received by NII from the escrow account must be contributed to the Company through the 115 Account without the issuance of shares.

Concurrently with the execution of the Investment Agreement, the Company, NII and ice group (and certain of their respective affiliates) entered into a Shareholders’ Agreement regarding, among other things, the ongoing governance of the Company and the rights and obligations of NII and ice group as shareholders of the Company (the “Shareholders Agreement”). The Shareholders Agreement remains in effect and NII intends to continue to meet all of its obligations in the Shareholders Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: February 28, 2018	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary